Exhibit 3.1

BYLAWS

OF

VOLCANO CORPORATION

Effective as of June 20, 2006

Revised as of August 26, 2008

BYLAWS

OF

VOLCANO CORPORATION

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office

The registered office of Volcano Corporation (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended from time to time.

Section 1.2 Other Offices

The Corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where it is deemed necessary or appropriate.

ARTICLE II

STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of the holders of the capital stock (each, a “Stockholder”) of Volcano Corporation for the election of directors of the Corporation (each, a “Director”) or for any other purpose will be held at such time and place, either within or without the State of Delaware as designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 2.2 Annual Meetings.

(a) The Corporation will hold an annual meeting of the Stockholders for the election of Directors at such date, time and place as the Board by resolution may designate from time to time.

(b) At an annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with Sections 2.11 and 2.12. Without limitation of the foregoing, only persons who are nominated in accordance with the procedures set forth in Section 2.11 shall be eligible for election as Directors at an annual meeting, except as may be otherwise provided in the certificate of incorporation of the Corporation, as amended from time to time and including each certificate of designation, if any, respecting any class or series of preferred stock of the Corporation which has been executed, acknowledged and filed in accordance with applicable law (the “Certificate of Incorporation”), with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances.

Section 2.3 Special Meetings.

(a) Special meetings of stockholders of the Corporation may be called only by the chairman of the Board (the “Chairman”) or by the Board pursuant to a resolution adopted by a majority of the whole Board. Except as the Certificate of Incorporation or applicable law otherwise provides, no other Person or Persons may call a special meeting of Stockholders.

(b) At a special meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with Sections 2.11 and 2.12. Without limitation of the foregoing, only persons who are nominated in accordance with the procedures set forth in Section 2.11 shall be eligible for election as Directors at a special meeting.

Section 2.4 Notice of Meetings. By or at the direction of the Chairman or the secretary of the Corporation (the “Secretary”) whenever Stockholders are to take any action at a meeting, the Corporation will give a notice, given in writing or by electronic transmission, of that meeting to the Stockholders entitled to vote at that meeting which states the place, date and hour of that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called. Unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the Corporation will give the notice of any meeting of Stockholders not less than 10 nor more than 60 days before the date of that meeting. Notice of any meeting of Stockholders may be given, and any such notice may be waived, in accordance with Section 8.6.

Section 2.5 Adjournments. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, the Corporation will give, in accordance with Section 2.4, notice of the adjourned meeting to each Stockholder of record and entitled to vote at the adjourned meeting.

Section 2.6 Quorum. Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides: (i) at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes the holders of all outstanding shares of stock entitled to vote at the meeting could cast will be necessary and sufficient to constitute a quorum; and (ii) the holders of stock so present and entitled to vote at any duly convened meeting at which the necessary quorum has been ascertained may continue to transact business until that meeting adjourns notwithstanding any withdrawal from that meeting of shares of stock counted in determining the existence of that quorum. In the absence of a quorum, the chairman of the meeting or the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner Section 2.5 provides until a quorum attends. Shares of its own stock belonging to the Corporation or to another corporation, limited liability company, partnership or other entity (each, an “Entity”), if the Corporation, directly or indirectly, holds a majority of the shares entitled to vote in the election of directors (or the equivalent) of that other Entity, will be neither entitled to vote nor counted for quorum purposes; provided, however, that the foregoing will not limit the right of the Corporation to vote stock, including but not limited to its own stock, it holds in a fiduciary capacity.

Section 2.7 Organization. The Chairman will chair and preside over any meeting of Stockholders at which he is present. The Board will designate the chairman and presiding officer over any meeting of Stockholders from which the Chairman is absent. The Secretary will act as secretary of meetings of Stockholders, but in his absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting. The chairman of any meeting of Stockholders will announce at that meeting the date and time of the opening and the closing of the polls for each matter on which the Stockholders will vote at that meeting.

Section 2.8 Voting; Proxies.

(a) Except as the Certificate of Incorporation otherwise provides, each Stockholder entitled to vote at any meeting of Stockholders will be entitled to one vote for each share of capital stock of the Corporation he holds which has voting power on the matter in question. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no proxy will be voted or acted on after three years from its date, unless that proxy provides for a longer period. A proxy will be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy he has given for a meeting which is not irrevocable by attending that meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary. Proxies for use at any meeting of Stockholders must be filed, before or at the time of that meeting, with the Secretary or such other person as the Board by resolution may designate from time to time.

(b) Before any meeting of Stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any Stockholder or a Stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspector(s) shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii) receive votes, ballots or consents;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes or consents;

(v) determine when the polls shall close;

(vi) determine the result; and

(vii) do any other acts that may be proper to conduct the election or vote with fairness to all Stockholders.

The inspector(s) of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there is more than one (1) inspector of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspector(s) of election is prima facie evidence of the facts stated therein.

(c) At all meetings of Stockholders at which a quorum is present for the election of Directors, a plurality of the votes cast by the holders of outstanding shares of stock of the Corporation entitled to vote in the election of Directors will be sufficient to elect, except as the Certificate of Incorporation may otherwise provide. In the case of any question to which the stockholder approval policy of any national securities exchange or quotation system on which capital stock of the Corporation is traded or quoted on the Corporation’s application, the requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder (the “Code”) applies, in each case for which question the Certificate of Incorporation, these Bylaws or the DGCL, does not specify a higher voting requirement, that question will be decided by the requisite vote that stockholder approval policy, Exchange Act requirement or Code provision, as the case may be, specifies (or the highest requisite vote if more than one applies). A majority of the votes cast on the question whether to approve the appointment of independent public accountants (if that question is submitted for a vote of Stockholders) will be sufficient to approve. All other elections and questions which have properly come before any meeting will, unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, be decided by the vote of the Stockholders of the Corporation present in person or by proxy at that meeting and having a majority of the votes entitled to vote thereon.

Section 2.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board by resolution may fix a record date, which record date: (i) must not precede the date on which the Board adopts that resolution; (ii) in the case of a determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, will, unless applicable law otherwise requires, not be more than 60 nor less than 10 days before the date of that meeting; (iii) in the case of a determination of Stockholders entitled to express consent to corporate action in writing without a meeting, will not be more than 10 days from the date on which the Board adopts the resolution fixing the record date; and (iv) in the case of any other action, will not be more than 60 days prior to that other action. If the Board does not fix a record date: (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting will be (A) if applicable law does not require a prior action by the Board, the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and (B) if applicable law requires prior action by the Board, at the close of business on the day on which the Board adopts the resolution taking that prior action; and (iii) the record date for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.10 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger of the Corporation will prepare and make, at least 10 days before each meeting of Stockholders, a list of the Stockholders entitled to vote at that meeting which complies with the requirements of Section 219 of the DGCL as in effect at that time.

Section 2.11 Election of Directors.

(a) Subject to such rights of the holders of any class or series of the Corporation’s capital stock as the Certificate of Incorporation may prescribe, only persons who are nominated in accordance with the procedures this Section 2.11 sets forth will be eligible for election by Stockholders as Directors. Nominations of persons for election to the Board may be made at any meeting of Stockholders at which Directors are to be elected: (i) by or at the direction of the Board or any committee of the Board (each, a “Board Committee”) the Board has duly designated and empowered to nominate persons for election as Directors; or (ii) by any Stockholder who (A) is a Stockholder of record at the time that Stockholder gives the notice this Section 2.11 specifies below, (B) will be entitled to vote at that meeting in the election of the Director for which that Stockholder is making the nomination and (C) complies with this Section 2.11.

(b) For a Stockholder to bring any nomination of a person for election as a Director properly before any meeting of Stockholders, that Stockholder must have given timely notice of that nomination (a “Nomination Notice”) in proper written form to the Secretary. To be timely, a Stockholder’s Nomination Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation: (i) if it relates to an election at any annual meeting of Stockholders, not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (i) with respect to the first annual meeting held after the date the first registration of any class or series of the Corporation’s capital stock becomes effective under the Exchange Act (that date being the “Exchange Act Effective Date”) or in the event that the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that it will be timely if it is so delivered not later than the last to occur of the close of business on (A) the 90th day prior to the pending annual meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending annual meeting; and (ii) if it relates to any special meeting of Stockholders, not earlier than 120 days prior to that special meeting and not later than the last to occur of the close of business on (A) the 90th day prior to that special meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of that special meeting. The public disclosure of an adjournment of any annual or special meeting will not in any event commence a new time period for the giving of any Nomination Notice.

(c) To be in proper written form, any Nomination Notice of a Stockholder must: (i) set forth (A) as to each person whom that Stockholder proposes to nominate for election as a Director, (1) the name, age, business address and residence address of that person, (2) the principal occupation or employment of that person, (3) the class or series and number of shares of capital stock of the Corporation which that person owns beneficially and of record, and (4) all other information, if any, relating to that person which Section 14 of the Exchange Act and the rules and regulations thereunder would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of Directors (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serve as a Director if elected) and (B) as to that Stockholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf the nomination is being made, (1) the name and address of that Stockholder as they appear in the stock records of the Corporation and the name and address of that beneficial owner, (2) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that beneficial owner each owns beneficially or of record, (3) a description of all arrangements and understandings between that Stockholder or that beneficial owner and each proposed nominee of that Stockholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that Stockholder, (4) a representation by that Stockholder that he intends to appear in person or by proxy at that meeting to nominate the person(s) named in that Nomination Notice and (5) all other information, if any, relating to that Stockholder and that beneficial owner which Section 14 of the Exchange Act and the rules and regulations thereunder would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of Directors; and (ii) be accompanied by a written consent of each person that Stockholder proposes to nominate for election as a Director to be named as such a nominee and to serve as a Director if elected.

 (d) Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the chairman of any meeting of Stockholders at which Directors are to be elected will have the power and duty to determine whether nominations of persons for election as Directors have been made in accordance with the procedures this Section 2.11 sets forth and, if that chairman determines that any such nomination has not been made in compliance with these procedures, to declare to that meeting that such nomination is defective and will be disregarded.

(e) Notwithstanding anything in Section 2.11(b) to the contrary, if the number of Directors to be elected at an annual meeting of Stockholders is increased and the Corporation has not made a public announcement (i) at least 90 days prior to the date of that meeting, in the case of the first annual meeting of Stockholders held after the Exchange Act Effective Date, or (ii) at least 100 days prior to the first anniversary of the preceding year’s annual meeting, which announcement (A) names all the nominees for Director of the Board or any duly designated and empowered Board Committee or (B) specifies the size of the increased Board, a Stockholder’s Nomination Notice will be timely, but only with respect to nominees for any new positions that increase creates, if that Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the Corporation first makes that public announcement.

(f) For purposes of Section 2.12 and this Section 2.11, “public announcement” means disclosure in a press release the Dow Jones News Service, Associated Press or any comparable national news service in the United States reports or in a document the Corporation publicly files with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act.

(g) Notwithstanding the foregoing provisions of this Section 2.11, a Stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this Section 2.11 sets forth.

Section 2.12 Other Stockholder Business.

(a) At any annual meeting the Corporation holds pursuant to Section 2.2, the Stockholders will transact only such business, in addition to the election of Directors, as has been properly brought before that meeting. Except as the Certificate of Incorporation otherwise provides, to be brought properly before any annual meeting, business other than the election of Directors (“Other Business”) must be

(i) business the notice of that meeting (or any supplement thereto) given by or at the direction of the Board specifies,

(ii) business otherwise properly brought before that meeting by or at the direction of the Board and

(iii) business (A) properly brought before that meeting by a Stockholder who (1) is a Stockholder of record at the time that Stockholder gives the notice this Section 2.12 specifies below, (2) will be entitled to vote on that business at that meeting and (3) complies with this Section 2.12, (B) that is a proper subject for Stockholder action and (C) is properly introduced at that meeting.

(b) For a Stockholder to bring any Other Business properly before any annual meeting of Stockholders, that Stockholder must have given timely notice thereof (a “Business Notice”) in proper written form to the Secretary. To be timely, a Stockholder’s Business Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that with respect to the first annual meeting to be held after the Exchange Act Effective Date or in the event that the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Business Notice will be timely if it is so delivered not later than the last to occur of the close of business on (A) the 90th day prior to that pending annual meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending meeting. The public disclosure of an adjournment of any annual meeting will not in any event commence a new time period for the giving of any Business Notice.

(c) To be in proper written form, any Business Notice of a Stockholder must set forth: (i) as to each matter of Other Business that Stockholder proposes to bring before an annual meeting, (A) a brief description of that Other Business, (B) the reasons for conducting that Other Business at an annual meeting and (C) each material interest in that Other Business of that Stockholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf that proposal is being made; and (ii) as to that Stockholder and each such beneficial owner, (A) the name and address of that Stockholder as they appear on the Corporation’s books and the name and address of that beneficial owner, (B) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that beneficial owner each owns beneficially or of record, (C) a description of all arrangements and understandings between that Stockholder or that beneficial owner and any other person or persons (including their names) in connection with that Other Business and (D) a representation by that Stockholder that he intends to appear in person or by proxy at that meeting to bring that Other Business before that meeting.

(d) Except as applicable law otherwise provides, the chairman of any annual meeting of Stockholders will have the power and duty to determine whether proposals by Stockholders of any Other Business to be brought before that meeting have been made in accordance with the procedures this Section 2.12 sets forth and, if that chairman determines that any such proposal has not been made in compliance with these procedures, to declare to that meeting that such proposal is defective and will be disregarded.

(e) At any special meeting the Corporation holds pursuant to Section 2.3, the Stockholders will transact only such business as (i) the notice given of that meeting pursuant to Section 2.4 sets forth and (ii) constitutes matters incident to the conduct of that meeting as the chairman of that meeting determines to be appropriate.

(f) Notwithstanding the foregoing provisions of this Section 2.12, a Stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this Section 2.12 sets forth.

Section 2.13 Action By Consent of Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing or by electronic transmission by such stockholders.

Section 2.14 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it deems appropriate. Except to the extent inconsistent with those rules and regulations, if any, the chairman of any meeting of Stockholders will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of that chairman, are appropriate for the proper conduct of that meeting. Those rules, regulations or procedures may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Except to the extent the Board or the chairman of any meeting otherwise prescribes, no rules or parliamentary procedure will govern any meeting of Stockholders.

Section 2.15 Director Recommendations from Stockholders. In addition to any procedures available to Stockholders pursuant to applicable law or these Bylaws, Stockholders may recommend nominees for Director to the appropriate Board Committee responsible for selecting director nominees. Subject to any specific policy that the Corporation shall establish and make available from time-to-time, any Stockholder wishing to recommend a person for consideration as a nominee should provide to the Corporation, through the appropriate Board Committee, the following information with regard to the candidate: the name, age, business address and residence address of such person; the principal occupation or employment of such person; and a description of any and all arrangements or understandings between the Stockholder and nominee. The recommending Stockholder should also include complete contact information with regard to him or herself.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board, except as may be otherwise provided by statute or by the Certificate of Incorporation

Section 3.2 Regular Meetings. The Board will hold its regular meetings at such places, on such dates and at such times as the Board by resolution may determine from time to time, and any such resolution will constitute due notice to all Directors of the regular meeting or meetings to which it relates. By notice pursuant to Section 3.7, the Chairman or a majority of the Board may change the place, date or time of any regular meeting of the Board.

Section 3.3 Special Meetings. The Board will hold a special meeting at any place or time whenever the Chairman or a majority of the Board by resolution calls that meeting by notice pursuant to Section 3.7.

Section 3.4 Telephonic Meetings. Members of the Board may hold and participate in any Board meeting by means of conference telephone or similar communications equipment that permits all persons participating in the meeting to hear each other, and participation of any Director in a meeting pursuant to this Section 3.4 will constitute the presence in person of that Director at that meeting for purposes of these Bylaws, except in the case of a Director who so participates only for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws.

Section 3.5 Organization. The Chairman will chair and preside over meetings of the Board at which he is present. A majority of the Directors present at any meeting of the Board from which the Chairman is absent will designate one of their number as chairman and presiding officer over that meeting. The Secretary will act as secretary of meetings of the Board, but in his absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting.

Section 3.6 Order of Business. The Board will transact business at its meetings in such order as the Chairman or the Board by resolution will determine.

Section 3.7 Notice of Meetings. To call a special meeting of the Board, the Chairman or a majority of the Board must give a timely notice, in writing or by electronic transmission, to each Director of the time and place of, and the general nature of the business the Board will transact at, all special meetings of the Board. To change the time or place of any regular meeting of the Board, the Chairman or a majority of the Board must give a timely notice, in writing or by electronic transmission, to each Director of that change. To be timely, any notice this Section 3.7 requires must be delivered to each Director personally or by mail, telegraph, telecopier or similar communication or by electronic transmission at least one day before the meeting to which it relates; provided, however, that notice of any meeting of the Board need not be given to any Director who waives the requirement of that notice in writing or by electronic transmission (whether after that meeting or otherwise) or is present at that meeting.

Section 3.8 Quorum; Vote Required for Action. At all meetings of the Board, the presence in person of a majority of the total number of Directors then in office will constitute a quorum for the transaction of business, and the participation by a Director in any meeting of the Board will constitute that Director’s presence in person at that meeting unless that Director expressly limits that participation to objecting to the transaction of any business at that meeting on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.

Section 3.9 Action Without Meeting by Directors. Unless the Certificate of Incorporation or these Bylaws otherwise provides, the Board may, without a meeting, prior notice or a vote, take any action it must or may take at any meeting, if all members of the Board consent thereto in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board the Secretary will keep.

Section 3.10 Number of Directors. Subject to any rights of holders of any series of preferred stock to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the whole board. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires. The Board shall be divided into three classes to be designated as Class I, Class II and Class III. In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of Directors so as to maintain such classes as nearly equal in number as possible. The Directors, other than the first Board, chosen to succeed those whose terms are expiring shall be elected at the annual meeting of Stockholders, shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term ending at the time of the third succeeding annual meeting of Stockholders, or thereafter in each case when their respective successors are duly elected and qualified.

Section 3.11 Removal of Directors. Neither the Board nor any individual director may be removed without cause. Subject to any limitation imposed by law, any director may be removed with cause by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Corporation entitled to vote at an election of Directors.

Section 3.12 Vacancies. Unless otherwise provided in the Certificate of Incorporation and subject to the rights of the holders of any series of preferred stock or as otherwise provided by applicable law, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of Directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by Stockholders, be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board. Except (i) as otherwise provided by applicable law or (ii) as may be otherwise determined by the Board by resolution, and subject to the rights of the holders of any series of preferred stock, any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the Director for which the vacancy was created or occurred and until such Director’s successor shall have been elected and qualified.

Section 3.13 Lead Independent Director.  At such time as the Board has not designated a Chairman, or if the Chairman is not an independent Director, one of the independent Directors may be designated by the Board as lead independent director to serve until replaced by the Board (the “Lead Independent Director”). The Lead Independent Director, if one is designated by the Board, shall perform the duties of Chairman described herein and as may be established or delegated by the Board.

ARTICLE IV

BOARD COMMITTEES

Section 4.1 Board Committees.

(a) The Board, by resolution or resolutions passed by a majority of the whole Board adopts, may designate one or more Board Committees consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any Board Committee, who may replace any absent or disqualified member at any meeting of that committee. The member or members present at any meeting of any Board Committee and not disqualified from voting at that meeting may, whether or not constituting a quorum, unanimously appoint another Director to act at that meeting in any place of any member of that committee who is absent from or disqualified to vote at that meeting.

(b) The Board by resolution may change the membership of any Board Committee at any time and fill vacancies on any of those committees. A majority of the members of any Board Committee will constitute a quorum for the transaction of business by that committee unless the Board by resolution requires a greater number for that purpose. The Board by resolution may elect a chairman of any Board Committee. The election or appointment of any Director to a Board Committee will not create any contract rights of that Director, and the Board’s removal of any member of any Board Committee will not prejudice any contract rights that member otherwise may have.

(c) Pursuant to Section 4.1(a), the Board may designate an executive committee (the “Executive Committee”) to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including the powers to (i) declare dividends and (ii) authorize the issuance by the Corporation of any class or series of its capital stock. The Executive Committee will include the Chairman among its members.

(d) Each other Board Committee the Board may designate pursuant to Section 4.1(a) will, subject to applicable provisions of law, have and may exercise all the powers and authorities of the Board to the extent the Board resolution designating that committee so provides.

Section 4.2 Board Committee Rules. Unless the Board otherwise provides, each Board Committee may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each Board Committee will conduct its business in the same manner as the Board conducts its business pursuant to Article III.

ARTICLE V

OFFICERS

Section 5.1 Designation. The officers of the Corporation shall include, if and when designated by the Board, a chief executive officer (“CEO”), president, secretary, treasurer and such senior or other vice presidents, assistant secretaries, assistant treasurers and other officers as the Board may elect or appoint from time to time. Any person may hold any number of offices of the Corporation.

Section 5.2 CEO. The CEO will, subject to the control of the Board: (i) have general supervision and control of the affairs, business, operations and properties of the Corporation; (ii) see that all orders and resolutions of the Board are carried into effect; (iii) have the power to appoint and remove all subordinate officers, employees and agents of the Corporation, except for those the Board elects or appoints; and (iv) sign and execute, under the seal of the Corporation, all contracts, instruments, mortgages and other documents (collectively, “documents”) of the Corporation which require that seal, except as applicable law otherwise requires or permits any document to be signed and executed and except as these Bylaws or the Board authorize other officers of the Corporation to sign and execute documents. The CEO also will perform such other duties and may exercise such other powers as generally pertain to his office or these Bylaws or the Board by resolution assigns to him from time to time.

Section 5.3 Powers and Duties of Other Officers. The other officers of the Corporation will have such powers and duties in the management of the Corporation as the Board by resolution may prescribe and, except to the extent so prescribed, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

Section 5.4 Term of Office, etc. Each officer will hold office until the first meeting of the Board after the annual meeting of Stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. No officer of the Corporation will have any contractual right against the Corporation for compensation by reason of his election or appointment as an officer of the Corporation beyond the date of his service as such, except as a written employment or other contract otherwise may provide. The Board may remove any officer with or without cause at any time, but any such removal will not prejudice the contractual rights of that officer, if any, against the Corporation. The Board by resolution may fill any vacancy occurring in any office of the

Corporation by death, resignation, removal or otherwise for the unexpired portion of the term of that office at any time.

ARTICLE VI

CAPITAL STOCK

Section 6.1 Certificates. Shares of capital stock of the Corporation will be evidenced by certificates in such form or forms as the Board by resolution may approve from time to time or, if and to the extent the Board so authorizes by resolution, may be uncertificated. The Chairman, the CEO, the president or any vice president of the Corporation and the Secretary or any assistant secretary of the Corporation may sign certificates evidencing certificated shares. Any of or all the signatures and the Corporation’s seal on each such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the Corporation issues that certificate, the Corporation may issue that certificate with the same effect as if he were such officer, transfer agent or registrar at the date of that issue.

Section 6.2 Transfer of Shares. The Corporation may act as its own transfer agent and registrar for shares of its capital stock or use the services of such one or more transfer agents and registrars as the Board by resolution may appoint from time to time. Shares of the Corporation’s capital stock will be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, and in the case of shares represented by certificate, on surrender and cancellation of certificates for a like number of shares.

Section 6.3 Ownership of Shares. The Corporation will be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as the applicable laws of the State of Delaware otherwise provide.

Section 6.4 Regulations Regarding Certificates. The Board will have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 6.5 Lost or Destroyed Certificates. The Board may determine the conditions on which a new certificate of stock may be issued in place of a certificate alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of the allegedly lost, stolen or destroyed certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one allegedly so lost, stolen or destroyed.

ARTICLE VII

INDEMNIFICATION

Section 7.1 General. The Corporation will, to the fullest extent applicable law as it presently exists permits, and to such greater extent as applicable law hereafter may permit, indemnify and hold harmless each Indemnitee from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to Section 7.2, Expenses whatsoever arising out of any event or occurrence by reason of the fact that such Indemnitee is or was a Director or an officer of the Corporation. The Corporation may, but need not, indemnify and hold harmless any Indemnitee from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to Section 7.2, Expenses whatsoever arising out of any event or occurrence by reason of the fact that such Indemnitee is or was an employee or agent of the Corporation or is or was serving in another Corporate Status (other than as a Director or an officer of the Corporation) at the written request of the Corporation.

Section 7.2 Expenses. If any Indemnitee is, by reason of his serving as a Director, officer, employee or agent of the Corporation, a party to and is successful, on the merits or otherwise, in any Proceeding, the Corporation will indemnify him against all his Expenses in connection therewith. If that Indemnitee is not wholly successful in that Proceeding but is successful, on the merits or otherwise, as to any Matter in that Proceeding, the Corporation will indemnify him against all his Expenses relating to that Matter. The termination of any Matter against which any Indemnitee is defending himself by dismissal of that Matter with or without prejudice will constitute success of that Indemnitee with respect to that Matter. If any Indemnitee is, by reason of any Corporate Status other than his serving as a Director, officer, employee or agent of the Corporation, a party to and is successful, on the merits or otherwise, in any Proceeding, the Corporation may, but need not, indemnify him against all his Expenses in connection therewith. If any Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, the Corporation may, but need not, indemnify him against all his Expenses in connection therewith.

Section 7.3 Advances. In the event of any threatened or pending Proceeding in which any Indemnitee is a party or is involved and that may give rise to a right of that Indemnitee to indemnification under this Article VII, following written request to the Corporation by that Indemnitee, the Corporation promptly will pay to that Indemnitee amounts to cover his Expenses in connection with that Proceeding in advance of its final disposition on the receipt by the Corporation of (i) a written undertaking of that Indemnitee executed by or on behalf of that Indemnitee to repay the advance if it ultimately is determined pursuant to the provisions of this Article VII or by final judgment or other final adjudication under the provisions of any applicable law that the Indemnitee is not entitled to be indemnified by the Corporation pursuant to these Bylaws and (ii) satisfactory evidence as to the amount of those Expenses.

Section 7.4 Request for Indemnification. To request indemnification, any Indemnitee must submit to the Secretary a written claim or request therefor which contains sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by that Indemnitee. The Secretary will promptly advise the Board of each such request.

Section 7.5 Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses this Article VII provides are not exclusive of any other rights to which any Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of Stockholders or a resolution of Directors, or otherwise. No amendment, alteration or repeal of this Article VII or any provision hereof will be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before that amendment, alteration or repeal. The provisions of this Article VII will continue as to any Indemnitee whose Corporate Status has ceased for any reason and will inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article VII nor those of any agreement to which the Corporation is a party will preclude the indemnification of any person whom this Article VII does not specify as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

Section 7.6 Insurance and Subrogation. The Corporation will not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder to or for the benefit of any Indemnitee if, but only to the extent that, that Indemnitee has otherwise actually received such payment under any insurance policy, contract or agreement or otherwise. In the event of any payment hereunder to or for the benefit of any Indemnitee, the Corporation will be subrogated to the extent of that payment to all the rights of recovery of that Indemnitee, who shall execute all papers required and take all action the Corporation reasonably requests to secure those rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce those rights.

Section 7.7 Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VII will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.8 Certain Actions Where Indemnification Is Not Provided. Notwithstanding any other provision of this Article VII, no person will be entitled to indemnification or advancement of Expenses under this Article VII with respect to any Proceeding, or any Matter therein, brought or made by that person against the Corporation;

provided, however, if any Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article VII, that Indemnitee will be entitled to recover from the Corporation, and will be indemnified by the Corporation against, all his Expenses in that judicial adjudication or arbitration, but only if he prevails therein; and if it is determined in that judicial adjudication or arbitration that he is entitled to receive part of, but not all, the indemnification or advancement of expenses sought, his Expenses in connection with that judicial adjudication or arbitration will be appropriately prorated between those in respect of which this Section 7.8 entitles him to indemnification and those he must bear.

Section 7.9 Definitions. For purposes of this Article VII:

“Corporate Status” describes the status of a person who is or was a Director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that person is or was serving in that capacity at the written request of the Corporation. For purposes of these Bylaws, “serving at the written request of the Corporation” includes any service by an Indemnitee (at the written request of the Corporation) which imposes duties on or involves services by that Indemnitee with respect to any employee benefit plan or its participants or beneficiaries.

“Expenses” of any person include all the following that are actually and reasonably incurred by or on behalf of that person: all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 7.1 or 7.2 hereof by reason of his Corporate Status.

“Matter” is a claim, a material issue or a substantial request for relief.

“Proceeding” includes any action, suit, alternate dispute resolution mechanism, hearing or any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or mediative, any appeal in any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding and any inquiry or investigation that could lead to any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding, except one (i) initiated by an Indemnitee to enforce his rights under this Article VII or (ii) pending on or before the date of adoption of these Bylaws.

Section 7.10 Notices. Promptly after receipt by any Indemnitee of notice of the commencement of a Proceeding in respect of which he contemplates seeking any indemnification or advance or reimbursement of Expenses pursuant to this Article VII, that Indemnitee must notify the Corporation of the commencement of that Proceeding; provided, however, that (i) any delay in so notifying the Corporation will not constitute a waiver or release by that Indemnitee of any rights hereunder and (ii) any omission by Indemnitee to so notify the Corporation will not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VII. Any communication required or permitted to the Corporation must be addressed to the Secretary at the Corporation’s principal executive offices, and any such communication to any Indemnitee must be addressed to that Indemnitee’s address as shown in the Corporation’s records, unless he specifies otherwise, and must be personally delivered or delivered by overnight mail delivery. Any such notice will be effective upon receipt.

Section 7.11 Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based on good and valuable consideration pursuant to which any Indemnitee may sue as if these provisions were set forth in a separate written contract between that Indemnitee and the Corporation, (ii) is and is intended to be retroactive and will be available as to events occurring prior to the adoption of these provisions and (iii) will continue after any rescission or restrictive modification of these provisions as to events occurring prior thereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Fiscal Year. The Board by resolution will determine the fiscal year of the Corporation.

Section 8.2 Seal. The corporate seal will have the name of the Corporation inscribed thereon and will be in such form as the Board by resolution may approve from time to time.

Section 8.3 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Entity in which one or more of its directors or officers are Directors or officers (or hold equivalent offices or positions), or have a financial interest, will be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or Board Committee which authorizes the contract or transaction, or solely because his or their votes are counted for that purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Board Committee, and the Board or Board Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those Stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a Board Committee or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Board Committee which authorizes the contract or transaction.

Section 8.4 Form of Records. Any records the Corporation maintains in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 8.5 Bylaw Amendments. The Board is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board shall require the majority of the whole board. The stockholders shall also have power to adopt, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of these Bylaws.

Section 8.6 Notices; Waiver of Notice. Whenever any notice is required to be given to any Stockholder, Director or member of any Board Committee under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, that notice will be deemed to be sufficient if given (i) by telegraphic, facsimile, cable or wireless transmission or (ii) by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his address as it appears in the records of the Corporation, and that notice will be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever any notice is required to be given to any Stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed or by electronic transmission by the person or persons entitled to that notice, whether before or after the time stated therein, will be equivalent to the giving of that notice. Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, the Board or any Board Committee need be specified in any waiver of notice, in writing or by electronic transmission, unless the Certificate of Incorporation or these Bylaws so require.

Section 8.7 Resignations. Any Director or officer of the Corporation may resign at any time. Any such resignation must be made in writing or by electronic transmission and will take effect at the time specified in that writing or electronic transmission, or, if that resignation does not specify any time, at the time of its receipt by the Chairman or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless that resignation expressly so provides.

Section 8.8 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures these Bylaws elsewhere specifically authorize, facsimile signatures of any officer or officers of the Corporation may be used as and whenever the Board by resolution so authorizes.

Section 8.9 Reliance on Books, Reports and Records. Each Director and each member of any Board Committee designated by the Board will, in the performance of his duties, be fully protected in relying in good faith on the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 8.10 Certain Definitional Provisions.

(a) When used in these Bylaws, the words “herein,” “hereof” and “hereunder” and words of similar import refer to these Bylaws as a whole and not to any provision of these Bylaws, and the words “Article” and “Section” refer to Articles and Sections of these Bylaws unless otherwise specified.

(b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

(c) The word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning.

Section 8.11 Captions. Captions to Articles and Sections of these Bylaws are included for convenience of reference only, and these captions do not constitute a part hereof for any other purpose or in any way affect the meaning or construction of any provision hereof.

End of Bylaws